UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2019 (June 17, 2019)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Principal U.S. Public Trading Market
Class A common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase Class A common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase Class A common stock(2)	WSCTW	OTC Markets Group Inc.

(1)         Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s Class A common stock for an exercise price of $5.75.

(2)         Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s Class A common stock at an exercise price of $15.50 per share.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                                           Termination of a Material Definitive Agreement.

Information set forth in Item 8.01 below as to the satisfaction and discharge of the Indenture (as defined below), is incorporated by reference into this Item 1.02.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, WillScot Corporation (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Mr. Hezron Timothy Lopez, age 48, to serve as the Company’s Vice President, General Counsel & Corporate Secretary, effective on June 17, 2019.

Mr. Lopez joins the Company after having served from 2012 to 2018 as Senior Vice President, General Counsel and Corporate Secretary of Herman Miller, Inc., a Nasdaq-listed manufacturer of home and office furniture. From 2008 to 2012, Mr. Lopez served as Associate General Counsel and Head of Mergers & Acquisitions, Commercial and International, for A. O. Smith Corporation, a manufacturer of water heating equipment and water treatment products.

Mr. Lopez has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. Other than the Agreement (as defined below), there is no arrangement or understanding between Mr. Lopez and any other person pursuant to which Mr. Lopez was appointed Vice President, General Counsel & Corporate Secretary.

In connection with his appointment, Mr. Lopez entered in to an employment agreement (the “Agreement”) with Williams Scotsman, Inc., an indirect subsidiary of the Company, which provides for an initial employment term of 36 months, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. The Agreement provides for an annual base salary of $400,000, along with a short term incentive target of $240,000, or 60% of annual salary, and a long term incentive annual allocation of $320,000 — of 50% time-based restricted stock units vesting ratably over four years and 50% performance-based restricted stock units vesting in full in three years. The Agreement also includes a 24 month post-termination of employment non-solicitation provision.

If the Company terminates Mr. Lopez’s employment without cause, or Mr. Lopez terminates his employment for good reason, then the Company will pay Mr. Lopez a full year’s base salary from the date of termination and a pro rata portion of his annual performance bonus he would have received based on actual performance. If Mr. Lopez’s employment is terminated without cause or Mr. Lopez terminates his employment for good reason within twelve months of a change of control, then Mr. Lopez will be entitled to receive a full year’s base salary and target annual bonus. Additionally, any outstanding equity awards subject to time-based vesting shall immediately vest.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

                                                On June 18, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals. The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present, but were not treated as votes cast. Therefore, abstentions and broker non-votes (if applicable) did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.

Proposal 1: Election of Directors

The stockholders voted for both of management’s nominees for election as Class II directors to serve for a term that shall expire at the 2022 Annual Meeting of Stockholders. The results of the vote taken were as follows:

Nominee	For	Withheld	Broker Non-Vote
Gerard E. Holthaus	101,961,036	6,281,546	3,592,494
Rebecca L. Owen	107,861,426	381,156	3,592,494

Proposal 2: Ratification of Appointment of Independent Auditor

The stockholders ratified the selection, by the Audit Committee of the Board of Directors of the Company, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
111,832,902	1,162	1,012	0

Item 8.01                                           Other Events.

Redemption of Senior Unsecured Notes due 2023 and Satisfaction and Discharge of the Indenture

Effective as of June 19, 2019 (the “Redemption Date”), Williams Scotsman International, Inc. (“WSII”), an indirect subsidiary of the Company, redeemed (the “Redemption”) all of the outstanding $200 million principal amount of its Senior Unsecured Notes due 2023 (the “Notes”) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture governing the Notes) as of, and accrued and unpaid interest to but not including, the Redemption Date (together, the “Redemption Payments”), in accordance with the terms of the Indenture dated as of August 3, 2018, between WSII, as successor to Mason Finance Sub, Inc., and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated August 15, 2018 (the “Indenture”). WSII previously notified the holders of the Notes on June 4, 2019 that it had elected to redeem the Notes on the Redemption Date. WSII funded the Redemption using proceeds available under its existing asset-backed revolving credit facility.

As a result of the Redemption, WSII and the Guarantors party to the Indenture have been released from their respective obligations under the Notes and the Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of the Redemption Date.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

10.1	Employment Agreement by and between Williams Scotsman, Inc. and Hezron Timothy Lopez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/Hezron Timothy Lopez
Dated: June 19, 2019		Name: Hezron Timothy Lopez
Title: Vice President, General Counsel & Corporate Secretary